UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2011

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2011, First Community Corporation (the “Company”) sold 2,500 Units (the “Units”), with each Unit consisting of an 8.75% Subordinated Note, due in 2019, $1,000 principal amount (collectively, the “Notes”), and a Warrant (collectively, the “Warrants”) to purchase 43 shares of common stock of the Company at an exercise price equal to $5.90 per share, to certain accredited investors, including directors and executive officers of the Company, for an aggregate purchase price of $2,500,000.

The Company is obligated to pay interest on the Notes quarterly on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2012, at a rate of 8.75% per annum.  The Company may from time to time at its option, without causing an event of default, defer payments of interest on the Notes for up to 16 consecutive quarters.  The Company may redeem the Notes, in whole or in part, at any time prior to the maturity date of the Notes at a price equal to 100% of the principal amount of such Notes redeemed plus accrued but unpaid interest to the redemption date, subject to approval from, or consultation with, the Federal Reserve Bank of Richmond (the “Federal Reserve”) if then required under applicable capital guidelines or policies of the Federal Reserve.

The Warrants are immediately exercisable and will automatically expire on December 16, 2019.  The number of shares of common stock of the Company for which, and the price per share at which, a Warrant is exercisable are subject to adjustment upon the occurrence of certain events, including, without limitation, a stock split, stock dividend or a merger, as provided in the Warrant.

Proceeds from the sale of the Units will be retained by the Company and are intended to be used to pay dividends on the Company’s common and preferred stock, including the Series T Preferred Stock issued to the U.S. Treasury, interest on the Notes and dividends on the Company’s trust preferred securities, and for general corporate and banking purposes.

The offering and sale of the Units has been conducted in reliance upon an exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933 (the “Act”).  No form of general solicitation or general advertising was used by the Company, or any representative of the Company, in connection with the offer or sale of the Units.  The Units, consisting of the Notes and the Warrants, have not been and will not be registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.

The foregoing summary description of the Units, consisting of the Notes and the Warrants, is qualified in its entirety by reference to the full text of the Subordinated Note and Warrant Purchase Agreement by and among the Company and certain purchasers (the “Purchase Agreement”) and the form of Note and the form of Warrant, copies of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Purchase Agreement and the Notes that is included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Subordinated Note and Warrant Purchase Agreement, dated December 16, 2011

Exhibit 10.2 – Form of First Community Corporation Subordinated Note Due 2019

Exhibit 10.3 – Form of First Community Corporation Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

	By:	/s/ Joseph G. Sawyer
	Name:	Joseph G. Sawyer
	Title:	Chief Financial Officer

Dated: December 19, 2011